UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2023

NanoVibronix, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36445	01-0801232
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 Executive Blvd Elmsford, New York	10523
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 233-3004

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NAOV	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On August 30, 2023, NanoVibronix, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with an institutional investor for the issuance and sale in a private placement (the “Private Placement”) of 180,000 shares (the “Common Shares”) of common stock, par value $0.001 per share (the “Common Stock”) , pre-funded warrants (“Pre-Funded Warrants”) to purchase up to 2,726,977 shares of common stock, with an exercise price of $0.0001 per share, A-1 Warrants (the “A-1 Warrants”) to purchase up to 2,906,977 shares of Common Stock, with an exercise price of $1.47 per share, and A-2 Warrants (the “A-2 Warrants” and together with the A-1 Warrants, the “Warrants” ) to purchase up to 2,906,977 shares of Common Stock with an exercise price of $1.47 per share. The A-1 Warrants are exercisable immediately upon issuance and have a term of exercise equal to five and one-half years from the date of issuance. The A-2 Warrants are exercisable immediately upon issuance and have a term of exercise equal to thirteen months from the date of issuance. The combined purchase price for one Common Share and the accompanying Warrants was $1.72, and the combined purchase price for one Pre-Funded Warrant and the accompanying Warrants was $1.7199.

A holder of the Pre-Funded Warrants and the Warrants may not exercise any portion of such holder’s Pre-Funded Warrants or the Warrants to the extent that the holder, together with its affiliates, would beneficially own more than 4.99% (or, at the election of the holder, 9.99%) of the Company’s outstanding shares of Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to the Company, the holder may increase the beneficial ownership limitation to up to 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise.

In connection with the Private Placement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”), dated as of August 30, 2023, with the investor, pursuant to which the Company agreed to prepare and file a registration statement with the Securities and Exchange Commission (the “SEC”) registering the resale of the Common Shares and the shares of Common Stock underlying the Pre-Funded Warrants and the Warrants no later than 15 days after the date of the Registration Rights Agreement, and to use best efforts to have the registration statement declared effective as promptly as practical thereafter, and in any event no 45 days following the date of the Registration Rights Agreement (or 75 days following the date of the Registration Rights Agreement in the event of a “full review” by the SEC).

The net proceeds to the Company from the Private Placement are expected to be approximately $4.3 million, after deducting placement agent fees and expenses and estimated offering expenses payable by the Company. The Company intends to use the net proceeds received from the Private Placement for general corporate purposes, including funding of our development programs, commercial planning and sales and marketing expenses, potential strategic acquisitions, general and administrative expenses and working capital.

H.C. Wainwright & Co., LLC (“Wainwright”) served as the Company’s exclusive placement agent in connection with the Private Placement, pursuant to that certain engagement letter, dated as of July 5, 2023, as amended, between the Company and Wainwright (the “Engagement Letter”). Pursuant to the Engagement Letter, the Company paid Wainwright (i) a total cash fee equal to 7.5% of the aggregate gross proceeds of the Private Placement, (ii) a management fee of 1.0% of the aggregate gross proceeds of the Private Placement, (iii) a non-accountable expense allowance of $50,000, and (iv) $100,000 for legal fees and other out-of-pocket expenses. In addition, the Company issued to Wainwright or its designees warrants (the “Placement Agent Warrants”) to purchase up to an aggregate of 218,023 shares of Common Stock at an exercise price equal to $2.15 per share. The Placement Agent Warrants are exercisable immediately upon issuance and have a term of exercise equal to five and one-half years from the date of issuance.

The Engagement Letter and the Purchase Agreement contain customary representations and warranties, agreements and obligations, conditions to closing and termination provisions. The foregoing descriptions of terms and conditions of the Purchase Agreement, the Pre-Funded Warrants, the Warrants, the Placement Agent Warrants, and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by the full text of the form of the Purchase Agreement, the form of the Pre-Funded Warrant, the form of the Warrant, the form of the Placement Agent Warrant, and the form of the Registration Rights Agreement, which are attached hereto as Exhibits 10.1, 4.1, 4.2, 4.3 and 10.2, respectively.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K in relation to (i) the Common Shares, the Pre-Funded Warrants, the Warrants and the Placement Agent Warrants, (ii) the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants, (iii) the shares of the Company’s common stock issuable upon exercise of the Warrants, and (iv) the shares of Common Stock issuable upon exercise of the Placement Agent Warrants, is incorporated herein by reference. Neither the issuance of the Common Shares, the Pre-Funded Warrants, the Warrants, the Placement Agent Warrants or the shares of Common Stock issuable upon exercise thereof, as applicable, were registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws. The issuance of the Common Shares, the Pre-Funded Warrants, the Warrants and the Placement Agent Warrants were and the shares of Common Stock issuable upon the exercise thereof will be issued in reliance on the exemptions from registration provided by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder.

Item 8.01 Other Events.

On August 30, 2023, the Company issued a press release announcing the Private Placement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant
4.2	Form of Warrant
4.3	Form of Placement Agent Warrant
10.1	Form of Securities Purchase Agreement
10.2	Form of Registration Rights Agreement
99.1	Press Release, dated August 30, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NanoVibronix, Inc.

Date: September 1, 2023	By:	/s/ Stephen Brown
	Name:	Stephen Brown
	Title:	Chief Financial Officer